UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2008

GREENHILL & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32147 Commission file number	51-0500737 (I.R.S. Employer Identification No.)

300 Park Avenue, 23rd floor New York, New York 10022 (Address of principal executive offices)	10022 (ZIP Code)

(212) 389-1500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5. Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2008, John D. Liu resigned from his position as Chief Financial Officer of the Company and the Company’s Board of Directors appointed Richard J. Lieb as its new Chief Financial Officer. On March 14, 2008, the Company’s Board of Directors also appointed Harold J. Rodriguez, Jr. as Chief Administrative Officer.

Prior to his appointment, Mr. Lieb, age 48, has served as a Managing Director of Greenhill, with a focus on the real estate advisory business. Prior to joining Greenhill in April 2005, he spent more than 20 years at Goldman, Sachs & Co. where he headed its Real Estate Investment Banking Department from 2000 to 2005. From 1997 to 2000 Mr. Lieb served as a member of the Investment Committee of Goldman Sachs’ Whitehall Real Estate Funds.

Prior to his appointment, Mr. Rodriguez, age 52, has served as our Managing Director – Finance, Regulation and Operations and as our Chief Compliance Officer and Treasurer since January 2004. Mr. Rodriguez also serves as the Chief Financial Officer of GHL Acquisition Corp. From November 2000 through December 2003, Mr. Rodriguez was Chief Financial Officer of Greenhill. Mr. Rodriguez has been with Greenhill since June 2000. Prior to joining Greenhill, Mr. Rodriguez was Executive Vice-President and Chief Financial Officer of MVL Group, Inc. from January 2000 to May 2000. Prior to that, Mr. Rodriguez was Vice President – Finance and Controller of Silgan Holdings, Inc., a major consumer packaging goods manufacturer, from 1987 to 2000. From 1978 to 1987, Mr. Rodriguez worked with Ernst & Young, where he was a senior manager specializing in taxation.

Additional management changes are discussed in the Press Release that is furnished as Exhibit 99.1 to this Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description
99.1	Press Release of Greenhill & Co., Inc. dated March 19, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: March 19, 2008	By:	/s/ Richard J. Lieb
Name: Richard J. Lieb
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Greenhill & Co., Inc. dated March 19, 2008.